UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2014

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 29, 2014, World Fuel Services Corporation (the “Company”) held its annual meeting of shareholders.  The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of Directors

The shareholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the annual meeting in 2015 or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Kasbar	59,498,286	4,167,675	6,802,530
Paul H. Stebbins	59,998,938	667,023	6,802,530
Ken Bakshi	59,501,111	1,164,850	6,802,530
Richard A. Kassar	52,019,457	8,646,504	6,802,530
Myles Klein	59,504,306	1,161,655	6,802,530
John L. Manley	59,710,437	955,524	6,802,530
J. Thomas Presby	59,450,872	1,215,089	6,802,530
Stephen K. Roddenberry	59,274,664	1,391,297	6,802,530

Proposal 2: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,888,512	614,218	163,231	6,802,530

Proposal 3: Ratification of Appointment of Independent Registered Certified Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2014 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,094,569	204,337	169,585	—

Proposal 4: Reapproval of the Material Terms of the Performance Measures under the 2006 Omnibus Plan.

The shareholders re-approved the material terms of the performance measures under the World Fuel Services Corporation 2006 Omnibus Plan (as amended and restated).

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,005,687	1,513,318	146,956	6,802,530

Item 8.01 Other Events.

On June 2, 2014, the Company announced that its board of directors has renewed the company’s share repurchase program, authorizing the purchase of up to $65 million in common stock. This board action replaces the remainder of the previously announced October 2008 share repurchase authorization. A copy of the press release announcing the repurchase program is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June 2, 2014	World Fuel Services Corporation

/s/ R. Alexander Lake
R. Alexander Lake
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated June 2, 2014.